Exhibit 99.1

JEFFERIES & COMPANY

Moderator: Doug Lane

Conference #62574256

09-03-08/10:00 am CT

JEFFERIES & COMPANY

Moderator: Doug Lane

September 3, 2008

10:00 am CT

Operator:	Good morning. My name is (Stephanie) and I will be your conference operator today.

At this time, I would like to welcome everyone to the Central European Distribution Corporation Call.

All lines have been placed on mute to prevent any background noise. After the speaker’s remarks, there will be a question and answer session. If you would like to ask a question during this time, simply press star then the number 1 on your telephone keypad. If you would like to withdraw your question, press the pound key.

Thank you. Mr. Lane, you may begin your conference.

Doug Lane:	Okay. Thanks, (Stephanie).

Hi. This is Doug Lane, Consumer Analyst, with Jefferies. We’re pleased to host a conference call with the management of CEDC. Joining us from the company is Bill Carey, the Chairman and CEO, and Chris Biedermann, the Chief Financial Officer.

JEFFERIES & COMPANY

Moderator: Doug Lane

Conference #62574256

09-03-08/10:00 am CT

The purpose of the call is just to get an update from the company given all the macro headwinds and crosscurrents in the geopolitical situation over there and just give an update from the company and any commentary they may have on what’s going on over in that part of the world.

So, let me just turn it over to Bill for some prepared remarks and then we’ll take questions after that.

Bill Carey:	Okay. Thanks, Doug.

No, I think first off a little bit on Russia because I know that we’re, there’s obviously, some concerns over the rhetoric going back and forth with the West over what’s happening in Russia. But to be honest, in our consumer model in terms of the consumer in Russia, our business of vodka and imported spirits and wines, we certainly don’t see any slowdown at all within our business in Russia.

Actually, contrary to that, we’re actually seeing acceleration within our business in Russia, better than we had anticipated which we will get to - we’ll talk a little bit closer on the Russian market.

But, generally, that the current, you know, dependency that we see that between the West and Russia and Russia and the West, we feel that - affecting the consumer, consumer companies operating in Russia, we just don’t see as an issue today for us.

JEFFERIES & COMPANY

Moderator: Doug Lane

Conference #62574256

09-03-08/10:00 am CT

We talked to other retail companies in Russia, Ikea, BAT, Philip Morris, you saw Pepsi just made the biggest - just closed their big juice investment last week. In general, you know, companies are continuing to invest in Russia and the consumer trends remain quite buoyant.

Again, led by the wage appreciation which we see continuing. So, for us, it’s business as usual and that, like I said, better than expected business.

Moving on, I want to touch a little on Poland, Russia and then to get into some of the guidance and also some of the currency concerns that have been over the last 30 days or so. And so how the currency affects within our business model moving forward within Poland and Russia. I’m going to get a little bit more into that issue as well.

But, first off on Poland, Poland remains, again, very, very strong. It released strong data last week, GDP, better than expected at 5.8%, that was up from 5.5% expected. In terms of the business, spirit pricing is still coming down even from our last quarter call.

We’re down 19% now in spirit pricing from last fall’s high, which again is led by a good harvest. And, in general, that it - we’re still seeing week by week, slowly a decline in spirit prices. So, again, it’s very good news for our cost of goods.

Also, we haven’t discussed before when it is that we are launching our Bols, which is our number one premium product in terms of contribution per liter, in Poland. We’re doing a market relaunch next week on our new packaging or in two weeks on the new packaging, which is so far very well received from our first indications showing it into the trade a bit. So we’re really excited about the relaunch. We are very successful with our two previous relaunches of Soplica and Żubrówka, which we did in the last few years.

JEFFERIES & COMPANY

Moderator: Doug Lane

Conference #62574256

09-03-08/10:00 am CT

So, again, you know, we are anticipating quite good success behind our Bols relaunch.

And in terms on the competition front, we should mention a little bit. Last quarter we continued to see weakness in our main competitor which is the Belvedere Company, which is continuing to lose market share which is certainly positive news for us in the marketplace.

So, all in all, Poland remains very, very buoyant for us and we are continuing in, certainly in line with what we expected coming out of Poland, if not, we’re even a little bit better from the cost of goods side.

In terms of the Russian market, the business is going better than expected. Parliament, Whitehall and Russian Alcohol are all outperforming the market. We’re anticipating a really strong fourth quarter. It’s shaping up to be extremely good.

And what’s interesting to note is that when the third - in the second quarter Q when we did without the Russian, Poland, Hungary and some corporate overhead in terms of sales and operating profit, as you remember we didn’t have a full quarter of Whitehall in there.

But when you look at the strong seasonality of cognac, champagne and the Russian vodka market, the operating profit in Russia is going to be over 50% of our total business in the fourth quarter.

JEFFERIES & COMPANY

Moderator: Doug Lane

Conference #62574256

09-03-08/10:00 am CT

And again, that’s based on a ruble base, so again, there’s sort of a mix between the zloty and ruble will be split 50/50 in the - over 50/50 in the fourth quarter more weighted to the ruble and the forint which certainly are more - have been more stable to the foreign currencies.

And just to highlight this strong fourth quarter, I had a meeting a few days ago with Moet Hennessey and they’re very, very committed to the Russian market as well to the Chinese market and, you know, we were looking for another 20,000 cases to bring into Russia because the business is so good of cognac and they’re able to find it for us because they are very, very strong believers in the Russian market, even though its a very tight cognac international market, they’re able to allocate an additional 20,000 cases coming into us in the fourth quarter.

And again, it’s just an example to highlight the better than expected fourth quarter that we see moving into - coming through Whitehall as well as Parliament and Russian Alcohol, all were performing, as I said, better than expected.

And as Russia is approaching 50% of our operating profit gross margin, if you look at our consolidated model in terms of financial model, we’ve got to do a comparison of ‘08 versus ‘09 as we said in the last quarter call, the gross margins in Poland at 24-1/2, 25% in the consolidation, moving up to 27% projected 2009. Again, Russia takes a bigger weight in that overall mix and as the operating margin moving up from 11- 1/2% in ‘08 to a 13% in 2009.

And again, remember that this consolidation of the Russian business is only Parliament and Whitehall. The Russian Alcohol Company we have the 42% stake in, which we have the first call opportunity in the spring 2010. We are currently accounting for this as equity accounting, which is below the operating line.

JEFFERIES & COMPANY

Moderator: Doug Lane

Conference #62574256

09-03-08/10:00 am CT

So, these margins of 27%, gross margins, 13%, gross operating margins, will be significantly enhanced in 2010 if we move to call, to call the 100% of the business, the other 58%, and we start to consolidate that full business in our financials again. There’ll be a physical jump up in the growth and operating profit percentages.

If we look at our guidance, we did confirm guidance in the press release yesterday as you saw. Our previous guidance which was, just to reiterate, on 2008 in the press release for net sales revenue was $1.65 to $1.8 billion, and comparable fully diluted EPS of $2.75 to $2.95 (GAAP EPS $3.42 to $3.62). Comparable fully diluted EPS guidance is a non-GAAP measure. Our press release, dated August 4, 2008 and filed with the SEC on Form 8-K, provides additional information and a reconciliation of this measure to GAAP EPS. The press release is available on our website at www.cedc.com.

And again, we mentioned in our second quarter call that we view this as quite conservative guidance and, as I was saying, that the Russian market is doing probably better than we expected. So, you know, we believe this to be quite conservative guidance, certainly for 2008.

And when this model was built, I believe the exchange rate that we have of 2.25 to 2.35 on the full year on the zloty dollar is, those of you who watch the currency, today sitting around the 2.32 number and a 24.5 to 25 range we have for the ruble which our model was based off of.

And, if you look at just the zloty, which I think people have been looking at recently and just look at the quarters, just to give you some closer look at the

JEFFERIES & COMPANY

Moderator: Doug Lane

Conference #62574256

09-03-08/10:00 am CT

currency, the first quarter we had an average of 2.36; second quarter was 2.18; the third quarter was 2.20. It’s projected at 2.20 at the current exchange rate and the fourth quarter we’re looking at around a 2.35 number, which gives around a 2.27 average exchange rate, which again is well in our model of 2.25 to 2.35, which we modeled our projections on.

So even with the recent small weakness in the zloty, it’s very much, I believe, on the conservative side of our model. So, you know, again, we don’t really see any major impact certainly coming from currency in 2008 into our model.

And we take a look at 2009. Again, on the net sales, we have targeted to $1.93 to $2.03 billion with EPS of $3.75 to $4.00. (GAAP EPS $3.68 to $3.88). Comparable fully diluted EPS guidance is a non-GAAP measure. Our press release, dated July 9, 2008 and filed with the SEC on Form 8-K, provides additional information and a reconciliation of this measure to GAAP EPS. The press release is available on our website at www.cedc.com. That’s a 35% growth in EPS over 2008 projection comparing midpoint to midpoint.

And if we look at, you know, questions we’re getting is what type of organic growth are we seeing in 2009? You know, we’re still looking at quite strong organic growth of 6-7% in Poland and 25 to 30% in Russia. And that’s, in volume terms, that’s 5% in Poland and around 20, 22% in Russia. Again, getting pricing opportunity on top of the volume which is driving the extra 5, 6% within the Russian market.

And that’s giving a blended, overall average of about a 15% top line growth rate, organically, within the Russian market. I mean, within the total consolidated business.

JEFFERIES & COMPANY

Moderator: Doug Lane

Conference #62574256

09-03-08/10:00 am CT

And again, what is that base off of currency? Our model is based off a 2.35 to 2.45 zloty/dollar meet point and, again, just to reiterate, today they’re around 2.32.

Most banks and analysis that we have from J.P. Morgan, Renaissance and other analysts that we have, they’re all around 2.40 midpoint, which is (unintelligible) as well. The banks that we’re looking they’re also sitting around 2.40 midpoint. And, again, that’s also looking at a Euro/dollar rate of 1.37 to 1.39 range of a Euro/dollar rate are taking that zloty/dollar rate into account.

And again, the ruble rate to be consistent with - currently around 24- 1/2 to 25 on the ruble/dollar rate.

And some of the questions over the last few months or so on sensitivity. Just to give you some guidance on sensitivity. Again, looking at our model mixture of 2.35 to 2.45 on say the zloty/dollar, you know, if you, if the zloty/dollar out slide that band, you’re looking at about a 1% movement and about two and a half cents, just to give you some idea of sensitivity on that movement, upwards or negative.

The 2009, this - these earnings guidance what does not factor in is that we are exploring opportunity to refinance our senior notes, our Euro notes, which we’re able the first time to call those notes in July ‘09, depending on market conditions, of course. But we believe with the good performance of our business, which we believe quite strongly in and good cash flow generation, we believe that we’ll be in a good position depending on market conditions, of course, to refinance these notes with probably a more attractive rate.

But, again, that’s not factored in our overall guidance numbers.

JEFFERIES & COMPANY

Moderator: Doug Lane

Conference #62574256

09-03-08/10:00 am CT

So, all in all, we’re very, very bullish on pretty much all parts of our business. I just, we thought it would be a good idea just to give you an update on where we are in the business model, give you some, little bit more clarity on the exchange rate, currency impact, the guidance expectations and a little bit about the markets and how the consumer is faring in this recent rhetoric between Russia and the West.

So, I’ll now open the floor to questions.

Operator:	Thank you. At this time, I would like to remind everyone, in order to ask a question, press star 1 on your telephone keypad.

We’ll pause for just a moment to compile the Q&A roster.

Your first question is from the line of Graham Eadie.

Graham Eadie:	Hi. Good morning, guys. Two quick questions.

Bill, as you said in your introduction, I mean, Russia has become a very important cognac market for Moet Hennessey. They are obviously very committed to that market.

As you know, it’s pretty unusual that they rely on third parties to distribute their brand. What gives you the confidence that you’re going to be able to retain that distribution contract, you know, longer term, because it does seem somewhat contradictory to their normal way of operating?

And, secondly, just on to sort of sales force amalgamation and, obviously, the Whitehall and Parliament businesses and are under your control, I mean, can

JEFFERIES & COMPANY

Moderator: Doug Lane

Conference #62574256

09-03-08/10:00 am CT

we expect to see at some point some kind of consolidation to taking place between those two business? And to what extent are you able to influence the way these guys operate along the lines of some of the successful stuff you’ve done in the trade in Poland?

Many thanks.

Bill Carey:	Okay. No, I think, I think, first off, on, you’re correct on most large international markets, typically, you wouldn’t see a joint venture that Moet Hennessey has with the Whitehall Company. As you know, they have a 50/50 joint venture in Russia and our 75% economic stake in essence we share 37- 1/2% stake in that dividend flow of that joint venture. And I think that, in this instance, there is a joint venture in place until the end of 2013.

They had a window to claim any issues which closed a few months ago - three months ago. They’re very happy with our investment in Whitehall. They believe we can be, certainly - at a meeting, like I said a few days ago, they are very supportive of what we believe that we can add into helping them sell more product in Russia.

To be honest, past 2013, I can’t say Graham, really, what their intention is at this time, but you probably should take that up with them. But, you know, we have certainly modeled the business in terms of our valuation on various income streams, that obviously, 2013 there is certainly a good possibility that they might want to import themselves.

But, again, Whitehall Company is also a 60% client of the joint venture. So again, it’s, it’s very inter-related certainly, the Whitehall as well as within the joint venture. But, you know, there was a comment made when I met them that sometimes in markets where they are successful, they can be more

JEFFERIES & COMPANY

Moderator: Doug Lane

Conference #62574256

09-03-08/10:00 am CT

successful with a good joint venture than they could by themselves. And they were operating in Russia by themselves for a while and what they found was that within this joint venture, they are really able to accelerate their growth opportunities. So, for them, it’s been a very, very successful joint venture.

I think that’s why it was extended two years ago that it was resigned for another eight years.

But, again, you probably need to ask them if you want more details.

In terms of the synergies that we have within the business within Russia and, I mentioned before, the biggest synergy we see is between Russian Alcohol and Parliament; two vodka producers, two large sales forces. The Russian Alcohol sales force is 1,500 salesmen; Parliament being 350, 400. So the opportunity really is to - is to leverage a big, big call opportunity. Probably close to $40 million of opportunity within that potential call period in 2010 when we can have our call window between the companies.

As I said before, we will start exploring with Lion, the owner, 58% owner of Russian Alcohol, opportunities before Spring 2010 and that discussion will start next Friday, when we have our first board meeting with Russian Alcohol, with Lion, and we’ll spend some time to discuss to move some of these synergies for pre-2010.

But really, between the Whitehall Group, full influence over the Parliament business, the Russian Alcohol, like I said, is led by Lion, obviously, we, you know, they do value our opinion and, but obviously, we don’t have operational control there until the call in 2010 and in the Whitehall business, we believe that, you know, discussions with Moet Hennessey and with Mr. Kaouffmann, they’re very open to look at opportunities to leverage the bigger

JEFFERIES & COMPANY

Moderator: Doug Lane

Conference #62574256

09-03-08/10:00 am CT

sales force that we do have in Russia to, you know, have deeper numerical distribution and try to move faster in the marketplace. So they’re very open - it was very clear from my meeting - they are very open to that opportunity, so...

Graham Eadie:	And there’s the other thing that you think they guys in Russia can learn from your own experience from operating in the trade in Poland?

Bill Carey:	No. I think certainly think so. I certainly think coming from a distributor background, and also as a brand owner, I think we have a full circle of knowledge. And I think there is no doubt in having a, you know, 80 agency - 80 agency company brand portfolio in Poland, obviously dealing with agencies, it’s - you know, it’s important to have that experience dealing with these international foreign companies on these agency rights and, so, yeah, I think we can add a lot to, from our experience.

Graham Eadie:	Great. Thanks very much.

Bill Carey:	Okay.

Operator:	Your next question is from the line of Andrzej Knigawka.

Andrzej Knigawka:	Good afternoon, gentlemen. I would just to - I would like just go back to the sensitivity, make sure that we have it right.

One percent appreciation of the position of zloty triggers two and a half cents change in the EPS. Is this correct?

Bill Carey:	Correct.

JEFFERIES & COMPANY

Moderator: Doug Lane

Conference #62574256

09-03-08/10:00 am CT

Andrzej Knigawka:	Okay. And do you have senior sensitivity for imports from the Russian ruble or...

((Crosstalk))

Bill Carey:	This is on a combined basis.

Andrzej Knigawka:	Yes, I understand that. So, it’s for combined...

((Crosstalk))

Bill Carey:	It’s outside of our bandwidth of the 2.35, 2.45 zloty/dollar and 24- 1/2, 25 ruble.

Andrzej Knigawka:	All right. Understand. Okay.

And, the second question I have, given the turmoil at Belvedere in Poland, do you have an estimate or the target for your market share for the vodka production in Poland this year? How much (unintelligible) import are you seeing from the turmoil at Belvedere?

Bill Carey:	You know, we’re seeing that it’s probably two to three points potential, potential - you know, the season’s not over yet. They’ve made some management changes as of Monday, some major management changes and, you know, we’ll see how that goes. But, yeah, we see, with our relaunch as well, you know, we see, we’re very bullish on getting a - some of that points over to our side.

Andrzej Knigawka:	So, something like 35% is within in the reach for like annualized basis going forward?

JEFFERIES & COMPANY

Moderator: Doug Lane

Conference #62574256

09-03-08/10:00 am CT

Bill Carey:	It’s hard to say, Andrzej. I mean, you can only speak short-term, you know, short term the company’s having some difficulty, as for major competitor, maybe they turn it around six months, 12 months, you know, we’re talking, we’re talking more short-term opportunities. Yeah, but I think there’s deeper issues that they have that they mentioned on the last call that they have a financial hole that is going to be difficult, I think, to fill in. You know, we’ll have to see how that plays out.

Andrzej Knigawka:	Right. And, finally, I don’t know, it’s probably difficult to gauge from top of your head, but can you remember or can you tell us, what is your underlying assumptions for the volumes to be sold from Russian Alcohol Group and Parliament next year behind your guidance...?

((Crosstalk))

Bill Carey:	Yeah, I mean, our guidance, again, is based off of what we consolidate. The guidance I gave you is in that projection for 2009, which what we’re consolidating today is Parliament and the Whitehall Company. And, you know, they’re very much in line with those numbers I gave you of 25, 30% value, 20, 22% in volume.

Russian Alcohol has been growing faster than those numbers in 2008, but obviously, the base is getting much larger, so I would see the percentage would come down a little bit from where they are currently growing. And, as I mentioned, with 35, 40% growth, first half of 2008. But the numbers I’m, I’ve given to you were based just on what we’re consolidating.

Andrzej Knigawka:	Right. Understand. Thanks a lot.

JEFFERIES & COMPANY

Moderator: Doug Lane

Conference #62574256

09-03-08/10:00 am CT

Operator:	The next question is from the line of Patricia Howard.

Patricia Howard:	Yes, thank you. How would you explain how the turmoil between the United States and Russia and Georgia is explaining - is affecting investor relationships with the company and the stock price in particular?

Bill Carey:	Well, I think, I think, obviously, the stock price certainly, certainly was reacting from the initial Russian/Georgia turmoil back around 30 days ago.

But, in terms of the Russian stock market, as I’m sure you, most of you follow, is down 30, 36%, I believe since May.

Patricia Howard:	Right.

Bill Carey:	It has stabilized in the last few weeks. But, you know, I think there’s people starting to move back into Russia in selective, in a selective way in terms of investing. Most of the analysts I speak to in Russia have, most are commenting that, you know, they believe the valuations are quite, quite attractive and starting to see some move back.

But, in terms of the relations between a U.S. company and Russia or even a Polish company for that matter, again, it’s - we operate there and as do most of the Fortune 500 companies and without, without really any issue.

Again, the consumer sector is quite, is quite out of the geopolitical - it’s more energy and medium, it’s more gets wrapped up in the political landscape, as I was saying before, the consumer sector is generally than - outside of the political rhetoric.

Patricia Howard:	Okay. Thank you very much.

JEFFERIES & COMPANY

Moderator: Doug Lane

Conference #62574256

09-03-08/10:00 am CT

Operator:	At this time, you have no further questions.

Bill Carey:	Thank you. Thank you very much and look forward to seeing you on the third quarter conference call.

Operator:	This concludes today’s conference call. You may now disconnect.

Presenters, please remain online.

END